Consent of Independent Auditors




We consent to the reference to our firm under the caption "Financial Statements" in the Prospectus in Part A and in the Statement of Additional Information in Part B, and to the incorporation by reference in Part B of our report dated November 26, 2003, on the financial statements and financial highlights of Principal Partners SmallCap Growth Fund, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 6 to Form N-1A Registration Statement under the Securities Act of 1933 (Registration No. 333-48738).


                                                     /s/ERNST & YOUNG LLP


Des Moines, Iowa
February 23, 2004